                                                                    EXHIBIT 99.1

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[LITTLEFUSE LOGO]                                                     NEWS
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NEWS RELEASE

CONTACT: PHIL FRANKLIN,
VICE PRESIDENT, OPERATIONS SUPPORT & CFO (847)391-0566



                    LITTLEFUSE REPORTS THIRD QUARTER RESULTS

          DES PLAINES, ILLINOIS, NOVEMBER 1, 2004 - Littelfuse, Inc. (NASDAQ/NMS:LFUS) today reported sales and earnings for the third quarter of 2004.

          Sales for the third quarter of 2004 were $135.9 million, a 44% increase from sales of $94.7 million in the third quarter of 2003. The recent acquisition of a majority interest in Heinrich Industrie accounted for $23.4 million of the increase from the prior year quarter. Excluding Heinrich, sales for the third quarter of 2004 increased 19% compared to the prior year quarter. Diluted earnings per share were $0.49 in the third quarter of 2004 compared to $0.19 for the third quarter of 2003. Heinrich was accretive to earnings by approximately $0.02 per share for the third quarter of 2004. Littelfuse acquired a majority interest in Heinrich on May 6, 2004 and currently owns approximately 87% of its shares.

          For the first nine months of 2004, sales were $376.1 million, a 58% increase from sales of $237.5 million for the first nine months of 2003. Diluted earnings per share through the first nine months of 2004 were $1.38 compared to earnings of $0.51 per share for the first nine months of 2003.

          "Strong performance in our electronic markets and the addition of Heinrich contributed to record sales and earnings for the third quarter," said Howard B. Witt, Chairman, President and Chief Executive Officer. "There was much to be pleased with in our third quarter performance, including continued growth in our electronics business, continued margin improvement across all of our businesses and the positive contributions of both the Teccor and Heinrich acquisitions."

          By geographic segment and excluding Heinrich, sales for the third quarter of 2004 increased 19% in the Americas, 19% in Europe and 18% in Asia, compared to the same period in the prior year. By market and excluding Heinrich, sales for the third quarter of 2004 were up 27% for electronics, 1% for automotive and 9% for electrical, compared to the prior year period. Favorable currency effects contributed two percentage points to the overall growth rate, with electronics and automotive benefiting two points and three points, respectively.



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

         "Our electronic business benefited from the strong momentum built up in the first half of the year. While we have seen some recent slowing, due in part to increased inventory in our distribution channels, we believe our end markets are still fundamentally healthy," said Witt. "After a strong first half, our automotive business slowed as expected in the third quarter. Electrical sales continue to trend above last year, reflecting steady recovery in the industrial and non-residential construction markets."

          "Cost reduction efforts in manufacturing, purchasing and logistics continue to produce results," said Phil Franklin, Vice President, Operations Support and Chief Financial Officer. "Operating margin for the base business hit 15% for the first time since 2000 and Heinrich margins, while well below those of Littelfuse, have begun to improve," added Franklin.

          Cash from operating activities was $23.6 million for the third quarter of 2004, compared to $18.5 million for the same quarter last year. Through nine months of 2004, cash from operating activities was $42.7 million compared to $26.9 million for the prior year period. Capital expenditures for the first nine months were $16.4 million compared to $11.7 million for the prior year period. "Free cash flow was strong in the third quarter despite increases in inventories and capital expenditures, and should continue strong through the end of the year," said Franklin.

          During the third quarter, Littelfuse repurchased 168,400 shares of its common stock at an average price of $33.28. These are the only shares purchased to date in 2004.

          "While we have begun to see softness in some of our markets, we cannot help but be pleased with the performance of the Company this year," said Witt. "Teccor is now fully integrated and contributing in a major way, both strategically and financially. Heinrich has been accretive from day one and all early signs continue to be positive, although much of the integration is still in front of us. We continue to have success in our relentless pursuit of cost reductions, which has positioned us well in our very competitive markets. And finally, we are more convinced than ever that our solution selling strategy is the right approach at the right time, as it begins to produce results in the marketplace."


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

Littelfuse will host a conference call today, Monday, November 1, 2004, at 11:00 a.m. Eastern/10:00 a.m. Central time to discuss the third quarter results. The call will be broadcast live over the Internet and can be accessed through the company's Web site: www.littelfuse.com. Listeners should go to the Web site at least 15 minutes prior to the call to download and install any necessary audio software. The call will be available for replay through December 31, 2004, and can be accessed through the Web site listed above.

          Littelfuse is a global company offering the broadest line of circuit protection products in the industry. In addition to its Des Plaines world headquarters, Littelfuse has manufacturing facilities in England, Ireland, Switzerland, Mexico, China, Germany, Hungary and the Philippines, as well as in Des Plaines and Arcola, Illinois and Irving, Texas. It also has sales, engineering and distribution facilities in the Netherlands, Singapore, Hong Kong, Korea, Taiwan, Japan and Brazil.

          For more information, please visit Littelfuse's Web site at www.littelfuse.com.


--------------------------------------------------------------------------------
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995.


Any forward looking statements contained herein involve risks and uncertainties, including, but not limited to, product demand and market acceptance risks, the effect of economic conditions, the impact of competitive products and pricing, product development and patent protection, commercialization and technological difficulties, capacity and supply constraints or difficulties, exchange rate fluctuations, actual purchases under agreements, the effect of the company's accounting policies, labor disputes, restructuring costs in excess of expectations and other risks which may be detailed in the company's Securities and Exchange Commission filings.
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
                                LITTELFUSE, INC.
                          SALES BY MARKET AND GEOGRAPHY
                              (Dollars in millions)


                             THIRD QUARTER                   YEAR-TO-DATE
                     -----------------------------    ---------------------------
                      2004      2003     % CHANGE      2004      2003    % CHANGE
                     ------     ------   --------     ------    ------   --------
MARKET
------
Electronics          $ 79.2     $ 62.5        27%      $230.9     $139.4     66%
Automotive             23.4       23.1         1%        78.6       72.4      9%
Electrical              9.9        9.1         9%        28.6       25.7     11%
                     ------     ------    ------       ------     ------     --
        Subtotal      112.5       94.7        19%       338.1      237.5     42%
Heinrich               23.4          -         -         38.0          -      -
                     ------     ------    ------       ------     ------     --
           TOTAL     $135.9     $ 94.7        44%      $376.1     $237.5     58%
                     ======     ======    ======       ======     ======     ==



                             THIRD QUARTER                   YEAR-TO-DATE
                     -----------------------------    ---------------------------
                      2004      2003     % CHANGE      2004      2003    % CHANGE
                     ------     ------   --------     ------    ------   --------
GEOGRAPHY
---------
Americas             $ 57.4     $ 46.4        24%      $166.0     $117.3     42%
Europe                 23.5       15.3        54%        75.5       43.7     73%
Asia Pacific           55.0       33.0        67%       134.6       76.5     76%
                     ------     ------    ------       ------     ------     --
           TOTAL     $135.9     $ 94.7        44%      $376.1     $237.5     58%
                     ======     ======    ======       ======     ======     ==


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
                                LITTELFUSE, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                (in thousands, except per share data, unaudited)


                                          For the Three Months Ended        For the Nine Months Ended
                                          --------------------------        -------------------------
                                            OCT 2,          Sept 27,          OCT 2,         Sept 27,
                                          ----------       ---------        ----------      ---------
                                             2004             2003             2004            2003
                                          ----------       ---------        ----------      ---------
Net sales                                  $ 135,926       $  94,696         $ 376,103      $ 237,447
Cost of sales                                 86,565          66,910           242,758        162,709
                                           ---------       ---------         ---------      ---------
Gross profit                                  49,361          27,786           133,345         74,738
Selling, general and administrative
    expenses                                  26,181          18,228            70,296         49,449
Research and development expenses              4,324           2,297            11,661          6,092
Amortization of intangibles                      480             192             1,289            575
                                           ---------       ---------         ---------      ---------
Operating income                              18,376           7,069            50,099         18,622
Interest expense                                 387             544             1,305          1,594
Other (income) expense                           303             160              (158)          (391)
                                           ---------       ---------         ---------      ---------
Income before income taxes
    and minority interest                     17,686           6,365            48,952         17,419

Minority interest                                 75               -               135              -
Income taxes                                   6,361           2,292            17,617          6,271
                                           ---------       ---------         ---------      ---------
Net income                                 $  11,250       $   4,073         $  31,200      $  11,148
                                           =========       =========         =========      =========
Net income per share:
    Basic                                  $    0.50       $    0.19         $    1.41      $    0.51
                                           =========       =========         =========      =========
    Diluted                                $    0.49       $    0.19         $    1.38      $    0.51
                                           =========       =========         =========      =========

Weighted average shares and equivalent
    shares outstanding:
    Basic                                     22,350          21,823            22,189         21,794
                                           =========       =========         =========      =========
    Diluted                                   22,844          21,955            22,594         21,862
                                           =========       =========         =========      =========



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
                                LITTELFUSE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands, unaudited)



                                                         OCTOBER 2, 2004      January 3, 2004
                                                         ---------------      ---------------
ASSETS:
Cash and cash equivalents .........................          $ 27,325             $ 22,128
Receivables .......................................            82,959               52,149
Inventories .......................................            78,769               52,598
Other current assets ..............................            28,372               22,265
                                                             --------             --------
Total current assets ..............................           217,425              149,140

Property, plant, and equipment, net ...............           130,247               98,479
Intangible assets, net ............................            18,797               11,943
Goodwill ..........................................            61,704               48,643
Other assets ......................................             9,604                3,365
                                                             --------             --------
....................................................          $437,777             $311,570
                                                             ========             ========

LIABILITIES AND SHAREHOLDERS' EQUITY:

Current liabilities excluding current portion
    of long-term debt .............................          $100,334             $ 64,892
Current portion of long-term debt .................            38,403               18,496
                                                             --------             --------
Total current liabilities .........................           138,737               83,388
Long-term debt ....................................             1,574               10,201
Accrued post-retirement benefits ..................            18,717                4,564
Other long-term liabilities .......................            14,476                1,072
Minority interest .................................            12,309                  143
Shareholders' equity ..............................           251,964              212,202
                                                             --------             --------
    Shares issued and outstanding
    at October 2, 2004:  22,252,982 ...............          $437,777             $311,570
                                                             ========             ========



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
                                LITTELFUSE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands, unaudited)


                                                             For the Three Months Ended          For the Nine Months Ended
                                                             --------------------------          -------------------------
                                                              OCT 2,           Sept 27,             OCT 2,        Sept 27,
                                                             --------          --------            --------       --------
                                                               2004              2003                2004           2003
                                                             --------          --------            --------       --------
Operating activities:
Net income .............................................     $ 11,250          $  4,073            $ 31,200      $ 11,148
Adjustments to reconcile net income to net
     cash provided by operating activities:
     Depreciation ......................................        5,828             5,223              17,644        13,857
     Amortization ......................................          480               192               1,289           575
Changes in operating assets and liabilities:
     Accounts receivable ...............................         (598)           (2,806)            (14,416)       (4,608)
     Inventories .......................................       (6,834)            4,309              (8,067)        1,588
     Accounts payable and accrued expenses .............        1,817             6,428               3,596         5,814
     Other, net ........................................       11,683             1,125              11,442        (1,431)
                                                             --------          --------            --------      --------
Net cash provided by operating activities ..............       23,626            18,544              42,688        26,943
Cash provided by (used in) investing activities:
Purchases of property, plant, and equipment ............       (7,343)           (9,136)            (16,394)      (11,712)
Acquisitions, net of cash acquired .....................       (2,512)          (44,496)            (35,319)      (44,496)
Sale of property, plant & equipment ....................        2,684                 -               2,684             -
Sale of marketable securities, net .....................            -                 -                   -         8,806
                                                             --------          --------            --------      --------
Net cash provided by (used in) investing activities ....       (7,171)          (53,632)            (49,029)      (47,402)

Cash provided by (used in) financing activities:
     Proceeds from long-term debt ......................          700            30,500              32,700        30,500
     Payments of long-term debt ........................      (19,603)          (28,550)            (22,650)      (29,991)
     Proceeds from exercise of stock options ...........        2,026               282              10,335           982
     Purchase of treasury stock ........................       (5,604)                -              (5,604)            -
                                                             --------          --------            --------      --------
Net cash provided by (used in) financing activities ....      (22,481)            2,232              14,781         1,491
Effect of exchange rate changes on cash ................       (1,033)            1,315              (3,243)        1,956
                                                             --------          --------            --------      --------
Increase/(decrease) in cash and cash equivalents .......       (7,059)          (31,541)              5,197       (17,012)
Cash and cash equivalents at beginning of period .......       34,384            42,279              22,128        27,750
                                                             --------          --------            --------      --------
Cash and cash equivalents at end of period .............     $ 27,325          $ 10,738            $ 27,325      $ 10,738
                                                             ========          ========            ========      ========



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